Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-282956 on Form S-3 and Registration Statement No. 333-272135 on Form S-8 of ITT Inc. of our report dated December 3, 2025, relating to the financial statements of LSF11 Redwood TopCo LLC appearing in this Current Report on Form 8-K of ITT Inc. dated December 8, 2025.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

December 8, 2025